Brilliant Earth Reports Third Quarter 2024 Results

Delivered Net Sales Within Guidance Range and Drove 11% Year-Over-Year Repeat Order Growth
Increased Third Quarter Gross Margin by 230 bps Year-Over-Year to 60.8%
Reported GAAP Diluted EPS of $(0.01) and Adjusted Diluted EPS of $0.02
Exceeded Profitability Expectations
Raises Profitability Guidance for the Year

SAN FRANCISCO, Calif. – November 7, 2024 (GLOBE NEWSWIRE) – Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three and nine months ended September 30, 2024.
Third Quarter 2024 Highlights (quarterly period ended September 30, 2024):
•Delivered Net Sales of $99.9 million, in line with the Company's guidance range, declining 13% year-over-year
◦Total orders approximately flat at -1% year-over-year and grew repeat orders by 11% year-over-year
◦Drove strong year-over-year Bookings growth in wedding and anniversary bands and fine jewelry
◦Grew Average Selling Price (ASP) year-over-year for wedding and anniversary bands and fine jewelry
•Introduced groundbreaking jewelry collection in partnership with Dr. Jane Goodall and launched "Rethink Everything You Know About Diamonds" campaign to share and amplify industry-defining innovations and leadership in both lab and natural diamonds
•Expanded Gross Margin by 230 basis points to 60.8% for the third quarter 2024 as compared to the prior year
•Delivered 10 basis points of leverage in marketing expense as a percentage of Net Sales for the third quarter 2024 as compared to the prior year while continuing to make strategic investments in building brand awareness
•Generated strong non-GAAP profitability, exceeding the Company's guidance range:
◦GAAP Net loss was $1.1 million for the third quarter 2024; and
◦Adjusted EBITDA was $3.6 million for the third quarter 2024
•Expanding retail footprint in major metro areas with two locations in Boston and the Company's first street-level location in New York City in Nolita, bringing total showrooms to 40

"We are pleased to report third quarter results that again demonstrate our focus on executing our strategic initiatives in a dynamic environment while also delivering profitability. The strength of the Brilliant Earth brand, the resonance of our products, and the ability of our team to deliver continue to differentiate our Company," said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. "Even as we exceeded our profitability guidance, we continued to make strategic, long-term investments in our brand, which was highlighted this quarter by our most successful fine jewelry collection launch yet with the renowned Dr. Jane Goodall. Along with our "Rethink Everything You Know About Diamonds" campaign, these brand achievements help solidify our leadership in groundbreaking diamond collections and transparent and responsible sourcing practices."

Gerstein continued, "As we enter the busy holiday period, we are encouraged by early indications of improvement in the bridal market and we believe staying focused on building and amplifying our premium brand and delivering an exceptional omnichannel experience for today's consumer will continue to position us well for both near and long-term growth."

Third Quarter Results

	Q3 2024	Q3 2023	% Change*
Total Orders	42,744	43,161	(1.0)%
AOV	$2,337	$2,645	(11.6)%
($ in millions, except per share amounts)
Net Sales	$99.9	$114.2	(12.5)%
Gross Profit	$60.8	$66.8	(9.0)%
Gross Margin	60.8%	58.5%	230bps
Net (loss) income allocable to Brilliant Earth Group, Inc. (1)	$(0.1)	$0.2	(150.0)%
Net (loss) income, as reported	$(1.1)	$2.0	(153.8)%
Net (loss) income margin	(1.1)%	1.8%	(290)bps
Adjusted net income (3)	$1.5	$4.8	(68.8)%
GAAP Diluted EPS (2)	$(0.01)	$0.02	(150.0)%
Adjusted Diluted EPS (3)	$0.02	$0.05	(60.0)%
Adjusted EBITDA (3)	$3.6	$7.6	(52.3)%
Adjusted EBITDA margin (3)	3.6%	6.7%	(310)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net (loss) income allocable to Brilliant Earth Group, Inc. during the third quarter of 2024 and 2023.
(2)    Represents GAAP Diluted EPS during the third quarter of 2024 and 2023.
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Nine Month Results

	YTD September 2024	YTD September 2023	% Change*
Total Orders	127,673	121,641	5.0%
AOV	$2,370	$2,647	(10.5)%
($ in millions, except per share amounts)
Net Sales	$302.6	$322.0	(6.0)%
Gross Profit	$183.2	$184.0	(0.4)%
Gross Margin	60.5%	57.1%	340bps
Net income allocable to Brilliant Earth Group, Inc. (1)	$0.2	$0.3	(33.3)%
Net income, as reported	$1.4	$2.8	(51.1)%
Net income margin	0.5%	0.9%	(40)bps
Adjusted net income (3)	$7.6	$12.7	(40.2)%
GAAP Diluted EPS (2)	$0.01	$0.02	(100.0)%
Adjusted Diluted EPS (3)	$0.08	$0.13	(38.5)%
Adjusted EBITDA (3)	$14.2	$20.9	(32.1)%
Adjusted EBITDA margin (3)	4.7%	6.5%	(180)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net income allocable to Brilliant Earth Group, Inc. during the nine months ended September 30, 2024 and 2023.
(2)    Represents GAAP Diluted EPS during the nine months ended September 30, 2024 and 2023.
(3)    Adjusted net income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2024 Outlook

Full Year

Net Sales	$410 million - $425 million
Adjusted EBITDA	$14 million - $16 million
Webcast and Conference Call Information
Brilliant Earth will host a conference call and webcast to discuss third quarter results today, November 7, 2024, at 5:00 p.m. ET/2:00 p.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register.vevent.com/register/BIcac1047b361945a287f74b587a90bb00. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website after the live webcast concludes.

About Brilliant Earth
Brilliant Earth is a digitally native, omnichannel fine jewelry company and a global leader in ethically sourced fine jewelry. With 2023 full year Net Sales of $446 million and 13 consecutive quarters of positive adjusted EBITDA since its initial public offering in 2021, the Company’s mission since its 2005 founding has been to create a more transparent, sustainable, and compassionate jewelry industry. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has more than 35 showrooms across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net (loss) income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net (loss) income excluding interest expense, income taxes, depreciation expense, amortization of cloud-based software implementation costs, showroom pre-opening expense, equity-based compensation expense, certain non-operating expenses and income, and other unusual and/or infrequent costs, which that we do not consider in our evaluation of ongoing performance of our core operations. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net income as net (loss) income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted EPS as Adjusted Net income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net income and Adjusted diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net (loss) income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define Bookings for each period as the dollar value of confirmed orders as of the date of order placement. We believe Bookings, which represent a measure of gross sales and potential future Net Sales, provide useful information to investors to assess the performance of our business. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We define average selling price, or ASP, as the total retail sales price of products sold in a given period divided by the total number of product units sold during that same period. We believe that AOV and ASP are measures that are useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV and ASP may also fluctuate as we expand into and increase our presence in additional product types and price points, and open additional showrooms.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, including expectations regarding net sales, Adjusted EBITDA, and Adjusted EBITDA margin, business strategy, plans and objectives of management for future operations, including, among others, statements regarding expected growth and increased market share, introduction of new products, future capital expenditures, and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and recycled precious metals such as gold; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary or inflationary conditions, governmental instability, war and fears of war, and natural disasters; our ability to cost-effectively turn existing customers into repeat customers or acquire new customers; our rapid growth in recent years and limited operating experience at our current scale of operations; our ability to manage growth effectively; increased lead times, supply shortages, and supply changes; our expansion plans in the United States; our ability to compete in the fine jewelry retail industry; our ability to maintain and enhance our brand and to engage or expand our base of customers; our ability to effectively develop and expand our sales and marketing capabilities and increase our customer base and achieve broader market acceptance of our e-commerce and omnichannel approach to shopping for fine jewelry; our profitability and cash flow being negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; a decline in sales of Design Your Own rings; our ability to manage growth effectively; our heavy reliance on our information technology systems, as well as those of our third-party vendors and service providers, for our business to effectively operate and to safeguard confidential information and risks related to any significant failure, inadequacy or interruption of these systems, security breaches or loss of data; the impact of environmental, social, and governance matters on our business and reputation; our ability to manage risks related to our e-commerce and omnichannel business; our ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; and introduce new products and programs that appeal to new or existing customers; our dependence on distributions from Brilliant Earth, LLC, our principal asset, to pay our taxes and expenses, including payments under the Tax Receivable Agreement; risks related to our obligations to make substantial cash payments under the Tax Receivable Agreement and risks related to our organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2023, which filing is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
Colin Bourland
investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$99,873	$114,154	$302,636	$322,036
Cost of sales	39,103	47,327	119,483	138,044
Gross profit	60,770	66,827	183,153	183,992
Operating expenses:
Selling, general and administrative	61,839	64,813	182,213	180,708
(Loss) income from operations	(1,069)	2,014	940	3,284
Interest expense	(1,320)	(1,322)	(3,827)	(3,808)
Other income, net	1,525	1,401	4,476	3,436
(Loss) income before tax	(864)	2,093	1,589	2,912
Income tax expense	(211)	(95)	(222)	(119)
Net (loss) income	(1,075)	1,998	1,367	2,793
Net (loss) income allocable to non-controlling interest	(934)	1,753	1,184	2,452
Net (loss) income allocable to Brilliant Earth Group, Inc.	$(141)	$245	$183	$341

Earnings per share:
Basic	$(0.01)	$0.02	$0.01	$0.03
Diluted	$(0.01)	$0.02	$0.01	$0.02
Weighted average shares of common stock outstanding:
Basic	13,545,256	12,149,770	13,203,551	11,780,905
Diluted	13,545,256	97,194,920	98,527,171	96,918,465

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$152,653	$155,809
Restricted cash	215	211
Inventories, net	38,530	37,788
Prepaid expenses and other current assets	11,346	11,048
Total current assets	202,744	204,856
Property and equipment, net	21,768	22,047
Deferred tax assets	9,335	9,745
Operating lease right of use assets	36,026	34,248
Other assets	3,373	2,687
Total assets	$273,246	$273,583

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,199	$4,511
Accrued expenses and other current liabilities	36,252	43,824
Deferred revenue	21,538	19,556
Current portion of operating lease liabilities	5,930	4,993
Current portion of long-term debt	6,500	4,063
Total current liabilities	72,419	76,947

Long-term debt, net of debt issuance costs	51,588	55,573
Operating lease liabilities	37,056	35,572
Payable pursuant to the Tax Receivable Agreement	7,828	8,035
Total liabilities	168,891	176,127

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Class A common stock, $0.0001 par value, 1,200,000,000 shares authorized; 13,844,407 shares issued and 13,669,852 shares outstanding at September 30, 2024 and 12,522,146 shares outstanding at December 31, 2023	1	1
Class B common stock, $0.0001 par value, 150,000,000 shares authorized; 35,799,762 and 35,688,349 shares outstanding at September 30, 2024 and December 31, 2023, respectively	4	4
Class C common stock, $0.0001 par value, 150,000,000 shares authorized; 49,119,976 shares outstanding at September 30, 2024 and December 31, 2023, respectively	5	5
Class D common stock, $0.0001 par value, 150,000,000 shares authorized; none issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	10,467	8,275
Treasury stock, at cost; 174,555 shares and none at September 30, 2024 and December 31, 2023, respectively	(438)	—
Retained earnings	4,430	4,247
Stockholders' equity attributable to Brilliant Earth Group, Inc.	14,469	12,532
Non-controlling interests attributable to Brilliant Earth, LLC	89,886	84,924
Total stockholders' equity	104,355	97,456
Total liabilities and stockholders' equity	$273,246	$273,583

GAAP to Non-GAAP Reconciliations
(Unaudited and in thousands, except share and per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(1,075)	$1,998	$1,367	$2,793
Interest expense	1,320	1,322	3,827	3,808
Income tax expense	211	95	222	119
Depreciation expense	1,341	1,105	3,846	2,996
Amortization of cloud-based software implementation costs	241	145	659	408
Showroom pre-opening expense	599	1,311	1,221	4,754
Equity-based compensation expense	2,524	2,569	7,536	7,454
Other income, net (1)	(1,525)	(1,401)	(4,476)	(3,436)
Transaction costs and other expense (2)	—	480	—	2,012
Adjusted EBITDA	$3,636	$7,624	$14,202	$20,908
Net (loss) income margin	(1.1)%	1.8%	0.5%	0.9%
Adjusted EBITDA margin	3.6%	6.7%	4.7%	6.5%
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.

(2)These expenses are those that we did not incur in the normal course of business. For the nine month period ended September 30, 2023, costs included a $1 million charitable contribution.

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income attributable to Brilliant Earth Group, Inc., as reported (1)	$(141)	$245	$183	$341
Net (loss) income impact from assumed redemption of all LLC Units to common stock (2)	(934)	1,753	1,184	2,452
Net (loss) income, as reported	(1,075)	1,998	1,367	2,793
Income tax benefit (expense) associated with conversion (3)	239	(454)	(302)	(634)
Tax effected net (loss) income after assumed conversion	(836)	1,544	1,065	2,159
Equity-based compensation expense	2,524	2,569	7,536	7,454
Showroom pre-opening expense	599	1,311	1,221	4,754
Transaction costs and other expense(4)	—	480	—	2,012
Tax impact of adjustments	(797)	(1,128)	(2,235)	(3,679)
Adjusted Net Income	$1,490	$4,776	$7,587	$12,700
Diluted weighted average of common stock assumed outstanding	13,545,256	97,194,920	98,527,171	96,918,465
Adjustments:
Vested LLC Units that are exchangeable for common stock(5)	84,905,562	—	—	—
Unvested LLC Units that are exchangeable for common stock(5)	28,542	—	—	—
RSUs	18,186	—	—	—
Adjusted diluted weighted average of common stock assumed outstanding	98,497,546	97,194,920	98,527,171	96,918,465

Diluted earnings per share:
As reported	$(0.01)	$0.02	$0.01	$0.02
As adjusted	$0.02	$0.05	$0.08	$0.13
(1)Represents net (loss) income allocable to Brilliant Earth Group, Inc. for the three and nine months ended September 30, 2024 and 2023.
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)These expenses are those that we did not incur in the normal course of business. For the nine month period ended September 30, 2023, costs included a $1 million charitable contribution.
(5)Assumes the exchange of all outstanding LLC Units for shares of common stock, resulting in the elimination of the non-controlling interest and recognition of the net (loss) income attributable to non-controlling interest.